As filed with the Securities and Exchange Commission on March 28, 2022

Registration No. 333-258372

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERASTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3269467 (I.R.S Employer Identification No.)

117 Kendrick Street, Suite 500

Needham, MA 02494

(781) 292-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian M. Stuglik

Chief Executive Officer
Verastem, Inc.
117 Kendrick Street, Suite 500

Needham, MA 02494

(781) 292-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Marko Zatylny
Thomas Danielski

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
(617) 951-7000

From time to time after the effectiveness of the registration statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-258372) (“Post-Effective Amendment No. 1”) of Verastem, Inc. (the “Company”) is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee.

This Post-Effective Amendment No. 1 contains:

•	a base prospectus which covers the offer, issuance and sale of up to $250,000,000 of our common stock, preferred stock, warrants and debt securities; and

•	an at-the-market offering prospectus covering the offer, issuance and sale of up to a maximum aggregate offering price of $92,425,083 of our common stock that may be issued and sold under our sales agreement with Cantor Fitzgerald & Co., dated August 2, 2021.

The base prospectus immediately follows this explanatory note. The at-the-market offering prospectus immediately follows the base prospectus. Upon termination of the sales agreement with Cantor Fitzgerald & Co., any amounts included in the at-the-market offering prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the sales agreement, the full amount of this registration statement may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS

$250,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell from time to time, in one or more series or issuances and in an amount and on terms that we will determine at the time of the offering, any combination, up to $250,000,000 in the aggregate, of the securities described in this prospectus.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.

Our common stock is listed on The Nasdaq Global Market under the symbol “VSTM.” On March 25, 2022, the last reported sale price of our common stock was $1.19 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 28, 2022

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC,  under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $250,000,000. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein and therein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to “Verastem,” the “Company,” “we,” “us,” “our” and similar terms refer to Verastem, Inc. and our subsidiaries on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires.

OUR COMPANY

We are a late stage development biopharmaceutical company, with ongoing registration directed trials, committed to advancing new medicines for patients battling cancer.  Our pipeline is focused on novel anticancer agents that inhibit critical pathways in cancer that promote cancer cell survival and tumor growth, particularly rapidly accelerated fibrosarcoma (RAF)/mitogen-activated protein kinase (MEK) inhibition and focal adhesion kinase (FAK) inhibition.

Our most advanced product candidates, VS-6766 and defactinib, are being investigated in both preclinical and clinical studies for the treatment of various solid tumors, including, low-grade serous ovarian cancer (LGSOC), non-small cell lung cancer (NSCLC), colorectal cancer (CRC), pancreatic cancer, uveal melanoma, and endometrial cancer.  We believe that VS-6766 may be beneficial as a therapeutic as a single agent or when used together in combination with defactinib, other agents, other pathway inhibitors or other current and emerging standard of care treatments in cancers that do not adequately respond to currently available therapies.

VS-6766 is an orally available first-in-class unique small molecule RAF/MEK clamp. In contrast to other MEK inhibitors commercially available and in development, VS-6766 is a dual RAF/MEK clamp that blocks both MEK kinase activity and the ability of RAF to phosphorylate MEK. MEK-only inhibitors (e.g. PD0325901) paradoxically induce MEK phosphorylation (pMEK) by relieving extracellular-signal-regulated-kinase (ERK)-dependent feedback inhibition of RAF which may limit their efficacy. By inhibiting RAF-mediated phosphorylation of MEK, VS-6766 has the advantage of not inducing pMEK. This unique mechanism of VS-6766 enables more effective inhibition of ERK signaling and may confer enhanced therapeutic activity against ERK-dependent, RAS or BRAF mutant tumors.

Defactinib is an oral small molecule inhibitor of FAK and proline-rich tyrosine kinase (PYK2) that is currently being evaluated as a potential combination therapy for various solid tumors. FAK is a non-receptor tyrosine kinase encoded by the protein tyrosine kinase-2 (PTK-2) gene that is involved in cellular adhesion and, in cancer, metastatic capability. Defactinib targets malignant cells both directly and through modulation of the tumor microenvironment. Defactinib has received orphan drug designation in ovarian cancer in the United States, the European Union, and Australia. Preclinical research by our scientists and collaborators at world-renowned research institutions has described the effect of FAK inhibition as enhancing immune response by decreasing immunosuppressive cells, increasing cytotoxic T cells, and reducing stromal density, which allows tumor-killing immune cells to enter the tumor.

The combination of VS-6766 and defactinib has been found to be clinically active in patients with KRAS mutant tumors and received breakthrough designation from the U.S. Food & Drug Administration for the treatment of all patients with recurrent LGSOC, regardless of KRAS status after one or more prior lines of therapy, including platinum-based chemotherapy.

We are headquartered in Needham, Massachusetts, and our principal offices are located at 117 Kendrick Street, Suite 500, Needham, Massachusetts. Our telephone number is (781) 292-4200.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Such statements relate to, among other things, the development and activity of our product candidates, including VS-6766 (RAF/MEK program) and defactinib (FAK program), the structure of our planned and pending clinical trials and the timeline and indication for clinical development, regulatory submission and commercialization activities.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. The forward-looking statements contained in this prospectus reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, milestone payments under in-license agreements, and possible acquisitions. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	through one or more underwriters;

•	through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	through one or more agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	as part of an acquisition or merger with a third party;

•	through at-the-market issuances;

•	in privately negotiated transactions; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following, as applicable:

•	the terms of the securities being offered, including the public offering price of the securities and the proceeds to us;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may indemnify agents, underwriters, dealers, or other third parties who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these agents, underwriters, dealers, or other third parties may be required to make. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on The Nasdaq Global Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The description of our common stock is incorporated by reference to Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021, including any amendments or reports filed for the purpose of updating such description.

DESCRIPTION OF PREFERRED STOCK

Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to 5,000,000 shares of our preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. As of December 31, 2021, we had no shares of preferred stock outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus debt securities that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, are payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity treated as a corporation for U.S. federal income tax purposes organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of Verastem or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of Verastem permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)     to register the transfer or exchange of such debt securities;

(2)     to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)     to compensate and indemnify the trustee; or

(4)     to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Verastem, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.verastem.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 8, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, as filed with the SEC on May 11, 2021, June 30, 2021, as filed with the SEC on August 2, 2021, September 30, 2021, as filed with the SEC on November 4, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on May 20, 2021, June 24, 2021, October 26, 2021, January 11, 2022, and March 28, 2022; and

•	The description of our common stock in our Registration Statement on Form 8/A, dated January 23, 2012, and as set forth by the description of our common stock set forth in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021, including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, Massachusetts 02494
(781) 292-4200

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Verastem, Inc. appearing in Verastem, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

Up to $92,425,083 of Shares
Common Stock

We previously entered into a sales agreement with Cantor Fitzgerald & Co., or Cantor, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through Cantor, acting as sales agent. We originally filed a prospectus supplement, dated August 2, 2021, or the Prior Prospectus Supplement, for the offer and sale of up to $100,000,000 of shares of our common stock, from time to time through Cantor, acting as our agent, pursuant to the sales agreement under the shelf registration statement on Form S-3 (Registration Statement No. 333-258372). As of the date of this prospectus, we have issued and sold $7,574,917 of our common stock pursuant to the sales agreement and the Prior Prospectus Supplement. The common stock remaining available to be sold under the Prior Prospectus Supplement as of the date of this prospectus will no longer be offered and sold under the Prior Prospectus Supplement, but will instead be offered and sold under this prospectus. Accordingly, we may offer and sell shares of our common stock having an aggregate offering price of up to $92,425,083.

Our common stock is listed on The Nasdaq Global Market under the symbol “VSTM.” On March 25, 2022 the last reported sale price of our common stock was $1.19 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 28, 2022

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement includes or incorporates by reference important information about us, our common stock, and other matters you should know before investing. You should read this prospectus supplement as well as additional information described under the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision.

You should rely only on this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or in any free writing prospectus supplement that we may authorize for use in connection with this offering. We have not, and Cantor has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement to “Verastem,” the “Company,” “we,” “us,” “our” and similar terms refer to Verastem, Inc. and our subsidiaries on a consolidated basis, as appropriate, unless we state otherwise or the context otherwise requires.

PROSPECTUS supplement SUMMARY

The items in the following summary are described in more detail elsewhere in this prospectus supplement and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common stock. Therefore, you should read the entire prospectus supplement and any free writing prospectus supplement that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section and other documents or information included or incorporated by reference in this prospectus supplement before making any investment decision.

OUR COMPANY

Overview

We are a late-stage development biopharmaceutical company, with ongoing registration directed trials, committed to advancing new medicines for patients battling cancer. Our pipeline is focused on novel anticancer agents that inhibit critical pathways in cancer that promote cancer cell survival and tumor growth, particularly rapidly accelerated fibrosarcoma (RAF)/mitogen-activated protein kinase (MEK) inhibition and focal adhesion kinase (FAK) inhibition.

Our most advanced product candidates, VS-6766 and defactinib, are being investigated in both preclinical and clinical studies for the treatment of various solid tumors, including, low-grade serous ovarian cancer (LGSOC), non-small cell lung cancer (NSCLC), colorectal cancer (CRC), pancreatic cancer, uveal melanoma, and endometrial cancer. We believe that VS-6766 may be beneficial as a therapeutic as a single agent or when used together in combination with defactinib, other agents, other pathway inhibitors or other current and emerging standard of care treatments in cancers that do not adequately respond to currently available therapies.

VS-6766 is an orally available first-in-class unique small molecule RAF/MEK clamp. In contrast to other MEK inhibitors commercially available and in development, VS-6766 is a dual RAF/MEK clamp that blocks both MEK kinase activity and the ability of RAF to phosphorylate MEK. MEK-only inhibitors (e.g. PD0325901) paradoxically induce MEK phosphorylation (pMEK) by relieving extracellular-signal-regulated-kinase (ERK)-dependent feedback inhibition of RAF which may limit their efficacy. By inhibiting RAF-mediated phosphorylation of MEK, VS-6766 has the advantage of not inducing pMEK. This unique mechanism of VS-6766 enables more effective inhibition of ERK signaling and may confer enhanced therapeutic activity against ERK-dependent, RAS or BRAF mutant tumors.

Defactinib is an oral small molecule inhibitor of FAK and proline-rich tyrosine kinase (PYK2) that is currently being evaluated as a potential combination therapy for various solid tumors. FAK is a non-receptor tyrosine kinase encoded by the protein tyrosine kinase-2 (PTK-2) gene that is involved in cellular adhesion and, in cancer, metastatic capability. Defactinib targets malignant cells both directly and through modulation of the tumor microenvironment. Defactinib has received orphan drug designation in ovarian cancer in the United States, the European Union, and Australia. Preclinical research by our scientists and collaborators at world-renowned research institutions has described the effect of FAK inhibition as enhancing immune response by decreasing immunosuppressive cells, increasing cytotoxic T cells, and reducing stromal density, which allows tumor-killing immune cells to enter the tumor.

The combination of VS-6766 and defactinib has been found to be clinically active in patients with KRAS mutant tumors and received breakthrough designation from the U.S. Food & Drug Administration for the treatment of all patients with recurrent LGSOC, regardless of KRAS status after one or more prior lines of therapy, including platinum-based chemotherapy.

Corporate Information

We were incorporated under the laws of the State of Delaware in August 2010. We are headquartered in Needham, Massachusetts, and our principal offices are located at 117 Kendrick Street, Suite 500, Needham, Massachusetts. Our telephone number is (781) 292-4200.

THE OFFERING

Common stock offered by us Shares of our common stock having an aggregate offering price of up to $92,425,083.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution” on page S-7.
Use of proceeds	If we receive all $92,425,083 of gross proceeds from the sale of the shares of our common stock under this prospectus supplement, we anticipate that our net proceeds, after deducting estimated commissions and expenses payable by us, will be approximately $90.3 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, milestone payments under in-license agreements, and possible acquisitions. See “Use of Proceeds” on page S-6.
Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
The Nasdaq Global Market symbol	VSTM

The number of shares of common stock shown above to be outstanding after this offering is based on 185,286,480 shares outstanding as of December 31, 2021, and excludes:

•	16,264,098 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive plans, as of December 31, 2021, at a weighted average price of $3.56 per share;

•	2,805,004 shares of our common stock issuable pursuant to unvested restricted stock units outstanding as of December 31, 2021;

•	584,039 shares of our common stock issued in January 2022 pursuant to restricted stock units which vested on December 31, 2021;

•	18,286,651 shares of our common stock available for future issuance as of December 31, 2021 under our 2021 equity incentive plan;

•	2,285,421 shares of our common stock available for future issuance as of December 31, 2021 under our inducement plan;

•	1,190,046 shares of our common stock available for future issuance as of December 31, 2021 under our Employee Stock Purchase Plan;

•	285,900 shares of our common stock sold in January 2022 under the Sales Agreement with Cantor; and

•	48,154 shares of our common stock reserved for issuance upon the conversion of our 2018 issued 5.00% Convertible Senior Notes due 2048.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2020 and in our subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Additional Risks Relating to this Offering and Our Common Stock

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for commercial preparation and launch costs, pending successful development and a favorable regulatory outcome for our lead product candidates VS-6766 and defactinib, for the continued clinical development of our lead product candidates and to fund working capital, capital expenditures and other general corporate purposes, which may include milestone payments under in-license agreements, and the possible acquisition or in-license of additional compounds, product candidates or technology. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the other documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements involving substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Such statements relate to, among other things, the development and activity of our product candidates, including VS-6766 (RAF/MEK program) and defactinib (FAK program), the structure of our planned and pending clinical trials and the timeline and indication for clinical development, regulatory submission and commercialization activities.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make.  In particular, you should consider the numerous risks described in the “Risk Factors” section of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as updated by our subsequent filings under the Exchange Act, each incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. The forward-looking statements contained in this prospectus supplement reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

If we receive all $92,425,083 of gross proceeds from the sale of the shares of our common stock under this prospectus supplement, we anticipate that the net proceeds we will receive from this offering will be approximately $90.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The amount of the proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Cantor as a source of financing.

We currently estimate that we will use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, milestone payments under in-license agreements, and possible acquisitions.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, we cannot estimate with certainty the amount of net proceeds to be used for the purposes described above, and our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cantor, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $92,425,083 from time to time through Cantor acting as sales agent. The sales agreement has been incorporated by reference as an exhibit to our registration statement on Form S-3 of which this prospectus supplement forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act. We may instruct Cantor not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses in an amount up to $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $0.2 million.

Settlement for sales of shares of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the shares of common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all the shares of our common stock that are subject to the sales agreement having an aggregate offering price of $100,000,000 or (ii) termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Cantor, and Cantor may distribute this prospectus supplement electronically.

DESCRIPTION OF COMMON STOCK

The description of our common stock is incorporated by reference to Exhibit 4.5 of our most recent Annual Report on Form 10-K, including any amendments or reports filed for the purpose of updating such description.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Ropes & Gray LLP, Boston, Massachusetts. Cantor is being represented in connection with this offering by Latham & Watkins LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Verastem, Inc. appearing in Verastem, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.verastem.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 8, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, as filed with the SEC on May 11, 2021, June 30, 2021, as filed with the SEC on August 2, 2021, and September 30, 2021, as filed with the SEC on November 4, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on May 20, 2021, June 24, 2021, October 26, 2021, January 11, 2022, and March 28, 2022; and

•	The description of our common stock in our Registration Statement on Form 8/A, dated January 23, 2012, and as set forth by the description of our common stock set forth in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 18, 2021, including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

Verastem, Inc.
117 Kendrick Street, Suite 500
Needham, Massachusetts 02494
(781) 292-4200

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov.

Up to $92,045,083 of Shares
Common Stock

PROSPECTUS SUPPLEMENT

March 28, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee		$23,175	(1)
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer Agent and Registrar fees		*
Trustee’s fees and expenses		*
Miscellaneous		*
Total	$	*

(1) The registrant previously paid a fee of $10,910 related to $100,000,000 of the registrant’s common stock pursuant to the Prior Prospectus Supplement. Of such shares of common stock, $92,425,083 remain unsold, and the registration fee in the amount of $10,084 related thereto is applied to the registrant’s total registration fee hereunder.

* Estimated expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors. In general, these agreements provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director of our Company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification and establish certain presumptions that are favorable to the director.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Also see “Undertakings.”

Item 16. Exhibits.

Exhibit	Description
1.1	Form of Underwriting Agreement*

1.2	Sales Agreement, dated August 2, 2021, by and between the Company and Cantor Fitzgerald & Co. (incorporated by reference to Exhibit 1.2 of the Company’s Form 3 Registration Statement as filed August 2, 2021)

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 12, 2019)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by the Registrant on March 12, 2019)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Verastem, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 21, 2020)

3.4	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registration Statement on Form S-1 as filed with the SEC on January 13, 2012)

4.1	Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form S-1 as filed with the SEC on January 13, 2012)

4.2	Form of Common Stock Warrant Agreement and Warrant Certificate*

4.3	Form of Preferred Stock Warrant Agreement and Warrant Certificate*

4.4	Form of Debt Securities Warrant Agreement and Warrant Certificate*

4.5	Description of Securities (incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 18, 2021)

4.6	Form of Indenture (incorporated by reference the Exhibit 4.5 of the Company’s Registration Statement on Form S-3 as filed with the SEC on July 24, 2017)

5.1	Opinion of Ropes & Gray LLP relating to the base prospectus (filed herewith)

5.2	Opinion of Ropes & Gray LLP relating to the at-the-market offering prospectus (filed herewith)

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.2)

23.3	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)

25.1	Statement of Eligibility of Trustee Under Debt Indenture*

107	Filing Fee Table

* To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts on March 28th, 2022.

VERASTEM, INC.

By:	/s/ Brian M. Stuglik
Brian Stuglik, R.Ph. Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian M. Stuglik and Robert Gagnon and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments and supplements thereto (including post-effective amendments and registration statements filed pursuant to Rule 462(b)) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Brian M. Stuglik	Chief Executive Officer	March 28, 2022.
Brian M. Stuglik	(Principal executive officer) and Director

/s/ Robert Gagnon	Chief Financial Officer	March 28, 2022
Robert Gagnon	(Principal financial and accounting officer)

/s/ Timothy Barberich	Director	March 28, 2022
Timothy Barberich

/s/ Paul A. Bunn, M.D.	Director	March 28, 2022
Paul A. Bunn, M.D.

/s/ John H. Johnson	Director	March 28, 2022
John H. Johnson

/s/ Michael Kauffman, M.D., Ph.D.	Director	March 28, 2022
Michael Kauffman, M.D., Ph.D.

/s/ Michelle Robertson	Director	March 28, 2022
Michelle Robertson

/s/ Eric Rowinsky, M.D.	Director	March 28, 2022
Eric Rowinsky, M.D.

/s/ Lesley Kim Solomon	Director	March 28, 2022
Lesley Kim Solomon